SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     ---------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) January 6, 2000
                                                       -------------------


                                NTL INCORPORATED
               -------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


Delaware                         0-25691                       13-4051921
-------------------------------------------------------------------------------
(State or Other                (Commission                 (IRS Employer
 Jurisdiction of                 File Number)               Identification No.)
   Incorporation)



110 East 59th Street, New York, New York                                10022
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)


        Registrant's Telephone Number, including area code (212) 906-8440
                                                          ---------------



          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.        Other Events.
-------        -------------

     (A) On January 6, 2000, NTL Incorporated ("NTL") responded to an article in the Financial Times regarding the review by the UK Competition Commission of NTL's acquisition of certain assets of Cable and Wireless Communications, and the potential that the commission would require the cable operators to further open their cable TV networks to TV channel providers ("Open Access") in return for approval of the merger.

     (B) On January 7, 2000, NTL issued a press release in response to the 'issues letter' published by The Competition Commission with regard to the ongoing inquiry into the proposed acquisition by NTL of the UK cable business of Cable & Wireless Communications ("CWC"). The press release stated that the 'issues letter' is a normal part of the investigation process, which essentially lists all the issues raised about the proposed transaction. The statement from the Competition Commission makes it clear that no conclusions have yet been reached about any of the issues raised.

     (C) On January 7, 2000, NTL announced that it had selected the Microsoft TV software platform to deliver enhanced interactive TV services as part of its digital terrestrial TV and telephony package for UK consumers. The Microsoft TV platform will enhance the "free to air" digital terrestrial TV capability of the set top box by enabling NTL to provide interactive digital TV services.

     (D) On January 10, 2000, NTL announced that it had delivered to Microsoft Corporation ("Microsoft") a notice of redemption of 100% of the shares of all series of NTL's 5.25% Convertible Preferred Stock (the "Preferred Stock"). The redemption date is February 7, 2000 and the redemption price is 100% of the principal amount, plus accrued and unpaid dividends through the date of redemption (the "Redemption Price"). The Redemption Price will be approximately $527.5 million, payable entirely in NTL common stock valued at the average of the closing prices for the 25 trading days immediately prior to the redemption date. However, Microsoft has the right to convert the Preferred Stock into approximately 6.58 million shares of NTL common stock based on an average conversion price of approximately $80.13 per share. Any shares of Common Stock issued to Microsoft will be subject to a contractual prohibition of transfer to any non-affiliated entity until January 28, 2001.

     (E) On January 17, 2000, Cable & Wireless plc, NTL and CWC announced that pursuant to a ruling that has been obtained from the United States Internal Revenue Service, the pre-conditions to the Transaction regarding the receipt of U.S. tax rulings has been satisfied. This follows the announcement of UK tax clearance on October 14, 1999.

     (F) On January 20, 2000, NTL announced that its Board of Directors had declared a 5-for-4 stock split by way of a stock dividend with respect to its common stock. The record date for this dividend is January 31, 2000 and the payment date is February 3, 2000. Shareholders should consult their brokers regarding sales from the record date to the payment date. Fractional shares will be rounded to the nearest whole share.

Item 7.           Financial Statements and Exhibits.
-------           ---------------------------------

                  Exhibits

99.1              Press release, issued January 6, 2000

99.2              Press release, issued January 7, 2000

99.3              Press release, issued January 7, 2000

99.4              Press release, issued January 10, 2000

99.5              Press release, issued January 17, 2000

99.6              Press release, issued January 20, 2000

                                   SIGNATURES
                                   ----------



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   NTL INCORPORATED
                                   (Registrant)


                                   By: /s/  Richard J. Lubasch
                                   ----------------------------
                                   Name:    Richard J. Lubasch
                                   Title:   Executive Vice President-
                                              General Counsel


Dated: January 21, 2000

                                  EXHIBIT INDEX
                                  -------------



Exhibit                                                   Page
-------                                                   ----


99.1           Press release, issued January 6, 2000

99.2           Press release, issued January 7, 2000

99.3           Press release, issued January 7, 2000

99.4           Press release, issued January 10, 2000

99.5           Press release, issued January 17, 2000

99.6           Press release, issued January 20, 2000